Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT FACILITY

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT FACILITY (this “Agreement”) is dated as of June 30, 2014 (the “Fourth Amendment Effective Date”), among TRANSMONTAIGNE OPERATING COMPANY L.P. (the “Borrower”), each of the Lenders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the “Agent”).

W I T N E S S E T H  :

WHEREAS, the Borrower, certain banks and other lenders party thereto (the “Lenders”), and the Agent executed and delivered that certain Second Amended and Restated Senior Secured Credit Facility dated as of March 9, 2011, as amended by that certain letter agreement dated as of January 5, 2012, as amended by that certain Second Amendment to Second Amended and Restated Senior Secured Credit Facility dated as of March 20, 2012, and as amended by that certain Third Amendment to Second Amended and Restated Senior Secured Credit Facility dated as of November 16, 2012  (as further amended, restated, modified, or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, NGL Energy Partners LP (“NGL”), Morgan Stanley Capital Group Inc. (“MSCG”), and Morgan Stanley Strategic Investments, Inc. (“MSSI”; together with MSCG, “Morgan Stanley”) have entered into that certain Purchase Agreement dated as of June 8, 2014, relating to, among other things, the purchase and sale of 100% of the common stock of Transmontaigne Inc. (“TMG”)  (together with all exhibits and schedules thereto, as amended, restated, modified, or supplemented from time to time, the “NGL Purchase Agreement”; the transactions described in the NGL Purchase Agreement, the “NGL Acquisition”), which purchase and sale, upon the effectiveness thereof, will constitute a Change of Control under the Credit Agreement; and

WHEREAS, the Borrower has requested and, subject to the terms and conditions hereof, the Agent and the Lenders party hereto have agreed to make certain amendments to the Credit Agreement to permit such Change of Control, to make certain other amendments to, and to enter into certain other agreements with respect to the Credit Agreement and other Credit Documents, in each case, as more fully described below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each of the parties hereto hereby covenant and agree as follows:

1. Definitions.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the Fourth Amendment Effective Date and,

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if applicable, the NGL Acquisition Amendment Effective Date, refer to the Credit Agreement as amended hereby.

2. NGL Acquisition Amendment to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 5(b) below, the definition of “Change of Control” in Section 1.1 of the Credit Agreement is amended and restated so that it reads, in its entirety, as follows:

“Change of Control” means the occurrence of any of the following:

(a)(i)  the acquisition after the NGL Acquisition Amendment Effective Date of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the NGL General Partner; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors (or comparable governing body) of the NGL General Partner by Persons who were neither (1) nominated by the board of directors (or comparable governing body) of the NGL General Partner nor (2) appointed by directors (or comparable Persons) so nominated;

(b)NGL General Partner shall cease to own and Control all of the general partner interests in NGL;

(c)(i)  the acquisition after the NGL Acquisition Amendment Effective Date of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than NGL or any of its wholly-owned subsidiaries (other than Partners or any Subsidiary of Partners)) of Capital Stock representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of TMG; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of TMG by Persons who were neither (1) nominated by the board of directors of TMG nor (2) appointed by directors so nominated;

(d)(i) the acquisition after the NGL Acquisition Amendment Effective Date of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof)(other than TMG or any of its wholly-owned Subsidiaries (other than Partners or any Subsidiary of Partners)) of Capital Stock representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the General Partner; or (ii) at any time when 100% of the Capital Stock of the General Partner is not owned by a sole member, the occupation of a majority of the seats (other than vacant seats) on the board of directors (or comparable governing body) of the General Partner by Persons who were neither (1) nominated by the board of directors (or comparable governing body) of the General Partner nor (2) appointed by directors (or comparable Persons) so nominated;

(e)General Partner shall cease to own all of the general partner interests in Partners;

(f)Partners shall cease to Control the Borrower or the Operating GP, or own at least 75% of the limited partner interests in the Borrower and 75% of the Capital Stock of Operating GP; or

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(g)Operating GP shall cease to own all of the general partner interests in the Borrower.

3. Other Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5(a) below, the Credit Agreement is amended as follows:
(a) Amendments to Section 1.1 of the Credit Agreement.
(i) The definition of “Obligations” is amended by adding the following sentence to the end thereof:

Any other term or provision of this Credit Agreement or any other Credit Document to the contrary notwithstanding, the “Obligations,” “Secured Obligations,” “Guaranteed Obligations,” and “Pledgor Obligations”, as applicable, of any Credit Party shall exclude, as to such Credit Party, Excluded Swap Obligations of such Credit Party.

(ii) The definitions of “Adjusted LIBOR Index Rate”, “Change in Law”, and “London Interbank Offered Rate” are amended and restated so that they read, in their entirety, respectively, as follows:

“Adjusted LIBOR Index Rate” means, for any day, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the rate for 30-day Dollar deposits as reported on Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 a.m., London time, on the first day of the month in which such day occurs, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by the Agent from another recognized source or interbank quotation), by (ii) 1 minus the Eurodollar Reserve Percentage.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“London Interbank Offered Rate” means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum determined by Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) as reported on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (or if not so reported, then as determined by Agent from another recognized source or interbank quotation).

(iii) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

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“Applicable Guarantee” has the meaning given such term in the definition of Excluded Swap Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligations if, and to the extent that, all or a portion of such Credit Party’s guarantee of (whether such guarantee arises pursuant to a Guaranty Agreement, by such Credit Party’s being jointly and severally liable for such Swap Obligations, or otherwise (any such guarantee, an “Applicable Guarantee”)), or the grant by such Credit Party of a security interest to secure, such Swap Obligations (or any Applicable Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to the terms of Section 4 of the Fourth Amendment and any and all guarantees of such Credit Parties’ Swap Obligations by other Credit Parties) at the time the Applicable Guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such related Swap Obligations.  If any Swap Obligations arise under a master agreement governing more than one agreement, contract or transaction governing such Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligations that are attributable to such agreement, contract or transaction for which such Applicable Guarantee or security interest is or becomes illegal.

“Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Senior Secured Credit Facility dated as of the Fourth Amendment Effective Date by and among the Credit Parties party thereto, the Lenders party thereto, and the Agent.

“Fourth Amendment Effective Date” means June 30, 2014.

“NGL” means NGL Energy Partners LP, a Delaware limited partnership.

“NGL Acquisition Amendment Effective Date” means the date on which all of the conditions precedent set forth in Section 5(b) of the Fourth Amendment are satisfied.

“NGL General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” as defined in the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to be qualified as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligations” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b) Section 2.8(b) of the Credit Agreement is amended by adding the following sentence at the end of the last paragraph thereof:

Anything in this Section 2.8(b) to the contrary notwithstanding, Excluded Swap Obligations with respect to any Credit Party shall not be paid with the amounts received from such Credit Party or its

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assets but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 2.8(b).

(c) Section 9.16 of the Credit Agreement is amended and restated, in its entirety, as follows:

9.16Amendments to Certain Agreements.

Without the prior written consent of the Agent, amend, restate, modify or otherwise supplement (including, for the avoidance of doubt, by consenting to any change in counterparty or by consenting to any amendment that permits such counterparty to assign all or any portion of its rights and obligations to any Person) the Omnibus Agreement, the Indemnity Agreement, the Terminaling Services Agreements, Partners’ Partnership Agreement, the Bostco Operating Agreement, Frontera Operating Agreement, or any other Specified Contract in any way (a) that would reasonably be expected to have a Material Adverse Effect, (b) that would, taking into account the Borrower’s and Partners’ circumstances at the time and treating such amendment, restatement, modification, or supplement as if it occurred at the beginning of the current fiscal year, reduce projected Consolidated EBITDA for the current fiscal year to less than 90% of the projected Consolidated EBITDA shown on the annual forecast most recently delivered pursuant to Section 7.1(f), (c) in the case of a consent by any Credit Party or any of its Restricted Subsidiaries to an assignment of any such agreement by a counterparty thereto (such counterparty, a “Specified Assignor”) or in the case of an amendment to any such agreement that permits an assignment by a Specified Assignor without the consent of such Credit Party or Restricted Subsidiary, in either case, if the effect thereof would be to permit an assignment by such Specified Assignor to a Person (such Person, a “Specified Assignee”) with a lower corporate credit rating (as designated by Moody’s, S&P, or Fitch Ratings) than that then applicable to such Specified Assignor unless, as a condition to such assignment, such Specified Assignor provides a Guaranty or standby letter of credit, or a combination thereof, sufficient to offset the counterparty risk to the applicable Credit Parties or Restricted Subsidiaries associated with such Specified Assignee, as determined by an Executive Officer of Partners in good faith and in his or her reasonable business judgment, provided that this clause (c) shall not apply to assignments to NGL or any of its wholly-owned subsidiaries in connection with the NGL Acquisition (as defined in the Fourth Amendment) so long as, in the case of an assignment to a wholly-owned subsidiary, such wholly-owned subsidiary continues to be a subsidiary of NGL unless, upon the failure to be a subsidiary of NGL, the new direct or indirect parent of such subsidiary has a corporate credit rating (as designated by Moody’s, S&P, and Fitch Ratings) equal to or higher than that of NGL at such time, or (d) that prohibits or restricts the granting of a Lien in favor of the Agent, for the benefit of the Lenders and their Affiliates, on the Capital Stock of the Bostco Joint Venture or Frontera or the proceeds thereof.

4. Qualified ECP Keepwell.  Each Credit Party (other than Partners) that is a Qualified ECP Guarantor at the time the guaranty by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Guarantor”) or the grant of a security interest under the Credit Documents by any such Specified Guarantor, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Guarantor to honor all of such Specified Guarantor’s obligations under the Credit Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this paragraph or otherwise under its Applicable Guarantee as it relates to such other Credit Party voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until all Credit and Collateral Termination Events have occurred.  Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other

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agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
5. Conditions Precedent.

(a) Conditions to Initial Effectiveness.  This Agreement (other than the amendments set forth in Section 2 hereof) shall become effective only upon satisfaction of each of the following conditions precedent:

(i) the Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders, and the Agent;

(ii) the Agent shall have received a certificate dated as of the Fourth Amendment Effective Date executed by an Executive Officer of Partners certifying that attached thereto are true, correct, and complete copies of the NGL Purchase Agreement as in effect on such date;

(iii) the Borrower shall have paid to the Agent, for the account of the applicable parties, all fees and expenses (including legal fees and expenses) due and payable under the Credit Agreement and in connection with this Agreement, including without limitation, the fees described in the fee letter executed and delivered in connection with this Agreement; and

(iv) all of the foregoing conditions precedent must be satisfied on or prior to July 4, 2014.

(b) Conditions to Effectiveness of Change of Control Amendment.  The amendments in Section 2 of this Agreement shall only become effective upon satisfaction of each of the following conditions precedent:

(i) all conditions precedent set forth in Section 5(a) of this Agreement shall have been satisfied;

(ii) the NGL Acquisition shall have been consummated substantially in accordance with the terms of the NGL Purchase Agreement without giving effect to any amendments, waivers, consents, supplements or other modifications that are materially adverse to the Agent, the Lenders, or the Credit Parties;

(iii) no Default or Event of Default shall exist before and immediately after giving effect to the amendments contemplated by Section 2 of this Agreement and the consummation of the NGL Acquisition, including, without limitation, as a result of the existence of the Specified NGL Agreements (as defined below);

(iv) the Agent shall have received a favorable written opinion of Winston & Strawn, as counsel to NGL, in form and substance satisfactory to the Agent, addressed to the Administrative Agent and the Lenders confirming that, (a) after giving effect to the NGL Acquisition, the terms of the agreements listed on Exhibit A hereto (collectively, the “Specified NGL Agreements”), do not require any consent or approval of any Person under

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any Specified NGL Agreement (except such as have been duly obtained, made or given, and are in full force and effect), and that such Specified NGL Agreements do not result in or require the imposition of any Liens upon any property of a Credit Party or any of its Subsidiaries and (b) immediately after giving effect to the NGL Acquisition, neither Partners nor any of its Subsidiaries constitutes a “Subsidiary” under the NGL Credit Agreement or NGL NPA (in each case, as defined on Exhibit A) or a “Subsidiary” or “Restricted Subsidiary” under the NGL Indenture (as defined on Exhibit A);

(v) the Agent shall have received a certificate dated as of the NGL Acquisition Amendment Effective Date executed by Partners (1) certifying that (A) no Default or Event of Default exists or will exist immediately after giving effect to the consummation of the NGL Acquisition and after giving effect to the amendments contemplated by Section 2 of this Agreement, and (B) after giving effect to the amendments contemplated by Section 2 of this Agreement, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect or change qualifier, such representation or warranty shall be true and correct in all respects) and (2) attaching projections demonstrating that, after giving pro forma effect to the NGL Acquisition, the Borrower will be in compliance with the financial covenants in Article 8 of the Credit Agreement through the Maturity Date;

(vi) the corporate credit rating of NGL shall not be less than Ba3 from Moody’s and BB- from S&P on the NGL Acquisition Amendment Effective Date; and
(vii) unless otherwise agreed in writing by the Agent in its sole discretion, all of the foregoing conditions precedent must be satisfied on or prior to August 2, 2014.

6. Effect of Agreement.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Credit Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower and the other Credit Parties party thereto.

7. No Novation or Mutual Departure.  Each Credit Party expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the Credit Documents, or a mutual departure from the strict terms, provisions, and conditions thereof other than with respect to the amendments in Sections 2 and 3 above and the additional agreements contained in Section 4 above, (ii) nothing in this Agreement shall affect or limit the Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower or any other Credit Party to the Agent and the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Credit Documents, to exercise any and all rights, powers and remedies under the Credit Agreement or the other Credit Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Credit Documents, and (iii) nothing in this Agreement shall be or deemed to be a waiver of any Default or Event of Default that may exist now or in the future as a result of the NGL Acquisition, including, without limitation, any Default or Event of Default that arises out of  the existence of any Specified NGL Agreement or the effect of any term or provision

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therein or any other fact or circumstance related thereto or the NGL Acquisition, and the Administrative Agent and the Lenders reserve all rights, powers and remedies under the Credit Agreement, the other Credit Documents, at law and in equity with respect to any such Default or Event of Default.

8. Ratification and Restatement.  Each Credit Party hereby (i) restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Credit Documents to which it is a party, as of the date hereof and the NGL Acquisition Amendment Effective Date, in each case, after giving effect hereto and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Credit Documents as fully as if made on the date hereof and the NGL Acquisition Amendment Effective Date and with specific reference to this Agreement and any other Credit Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

9. No Default.  To induce the Agent and the Lenders to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), each Credit Party hereby acknowledges and agrees that, as of the date hereof, and, in each case, after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of any Credit Party arising out of or with respect to any of the Loans or other obligations of any Credit Party owed to the Lenders under the Credit Agreement or any Credit Document.

10. Release.  In consideration of the amendments and agreements contained herein, each Credit Party hereby waives and releases each of the Lenders, the Agent and the Issuing Bank from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Credit Documents and the transactions contemplated thereby.

11. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Agreement.

12. Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

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13. Section References.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

14. Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference
15. Further Assurances. Each Credit Party agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

16. Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

17. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

18. Acknowledgment of Guarantors.  Each of the Guarantors party hereto hereby (i) consents to the execution and delivery of this Agreement by the parties thereto and (ii) reaffirms all of its obligations and covenants under the Guaranty Agreement and other Credit Documents to which it is a party, in each case, executed by it, or later joined by it, and agrees that none of such obligations and covenants shall be limited by the execution and delivery of the Agreement.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

TRANSMONTAIGNE OPERATING COMPANY L.P.

By:		TransMontaigne Operating GP L.L.C., its sole general partner

	By:	/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

FULL RECOURSE GUARANTORS:

TransMontaigne Terminals, L.L.C., a Delaware limited liability company

By:		/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

RAZORBACK L.L.C., a Delaware limited liability company

By:		/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

TPSI TERMINALS L.L.C., a Delaware limited liability company

By:		/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

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TPME L.L.C., a Delaware limited liability company

By:		/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

TLP FINANCE CORP., a Delaware corporation

By:		/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

TLP OPERATING FINANCE CORP., a Delaware corporation

By:		/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

LIMITED RECOURSE GUARANTOR:

TRANSMONTAIGNE PARTNERS L.P.,

By:		TransMontaigne GP L.L.C., its sole general partner

	By:	/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

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AGENT AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

	By:	/s/ Alan W. Wray
	Name:	Alan W. Wray
	Title:	Managing Director

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth Phelan
	Name:	Kenneth Phelan
	Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

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UNION BANK, N.A., as a Lender

By:	/s/ Brian Hawk
	Name:	Brian Hawk
	Title:	Assistant Vice President

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AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charles Troeger
	Name:	Charles Troeger
	Title:	VP

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COMPASS BANK, as a Lender

By:	/s/ James Neblett
	Name:	James Neblett
	Title:	Vice President

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COMERICA BANK, as a Lender

By:	/s/ Mark Fuqua
Mark Fuqua
Executive Vice President

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CITIBANK, N.A., as a Lender

By:	/s/ Thomas Benavides
	Name:	Thomas Benavides
	Title:	Senior Vice President

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MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Vice President

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CADENCE BANK, N.A., as a Lender

By:	/s/ David Anderson
	Name:	David Anderson
	Title:	Vice President

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SANTANDER BANK, N.A., as a Lender

By:	/s/ Puiki Lok
	Name:	Puiki Lok
	Title:	Vice President

By:	/s/ Gilbert Torres
	Name:	Gilbert Torres
	Title:	Senior Vice President

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ONEWEST BANK, FSB, as a Lender

By:	/s/ Sean Murphy
	Name:	Sean Murphy
	Title:	Executive Vice President

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EXHIBIT A

NGL AGREEMENTS

Credit Agreement, dated as of June 19, 2012, among NGL Energy Partners LP, the NGL subsidiary borrowers, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent (filed by NGL with the SEC on June 25, 2012, as Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35172)), as amended, restated, modified, or supplemented from time to time on or prior to the NGL Acquisition Amendment Effective Date (the “NGL Credit Agreement”).

Note Purchase Agreement, dated June 19, 2012, by and among NGL and the purchasers named therein (filed by NGL with the SEC on June 25, 2012, as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172)), as amended, restated, modified, or supplemented from time to time on or prior to the NGL Acquisition Amendment Effective Date (the “NGL NPA”).

Indenture, dated as of October 16, 2013, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee (filed by NGL with the SEC on October 16, 2013, as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172)), as amended, restated, modified, or supplemented from time to time on or prior to the NGL Acquisition Amendment Effective Date (the “NGL Indenture”).

[TMP -  Fourth Amendment to Second Amended and Restated Senior Secured Credit Facility]